QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.9

ARTICLES OF ORGANIZATION
OF
SAND CREEK ENERGY, LLC,
A COLORADO LIMITED LIABILITY COMPANY

        The undersigned, a natural person of at least 18 years of age, acting as organizer of a limited liability company under the Colorado Limited Liability Company Act, as amended (the "Act"), adopts the following Articles of Organization for such limited liability company:

ARTICLE I
Name

        The name of the limited liability company is Sand Creek Energy, LLC.

ARTICLE II
Principal Place of Business

        The principal place of business of the limited liability company is 4150 East 60th Avenue, Commerce City, Colorado 80022-3110.

ARTCILE III
Registered Office

        The street and mailing address of the initial registered office of the limited liability company is 3300 South Parker Road, Suite 500, Aurora, Colorado 80014.

ARTICLE IV
Registered Agent

        The name of the registered agent of the limited liability company in Colorado at the registered office is RFC-Sand Creek Development, LLC, Attention Vice President Legal.

Article V
Management

        The management of the limited liability company is vested in its managers and not the members.

Article VI
Initial Managers

        There shall initially be two managers of the limited liability company. The names and business addresses of the initial managers who are to serve as managers until the first annual meeting of the members or until their successors are elected and qualified as provided in the operating agreement of the limited liability company are as follows:

Name	Address
Jim Possehl	RFC-Sand Creek Development, LLC 3300 South Parker Road, Suite 500 Aurora, Colorado 80014

Ronald C. Butz	Rentech Development Corporation 1331 17th Street, Suite 720 Denver, Colorado 80202

ARTICLE VII
Organizer

        The name and address of the organizer is:

John R. Marcil, Esq.
Otten, Johnson, Robinson, Neff & Ragonetti, P.C.
950 Seventeenth Street, Suite 1600
Denver, Colorado 80202

        IN WITNESS WHEREOF, I have signed these Articles of Organization this 17th day of December, 1999.

/s/ JOHN R. MARCIL John R. Marcil, Organizer

QuickLinks

ARTICLES OF ORGANIZATION OF SAND CREEK ENERGY, LLC, A COLORADO LIMITED LIABILITY COMPANY